N E W S R E L E A S E

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THE BANK OF KENTUCKY FINANCIAL CORPORATION
ANNOUNCES REPAYMENT OF TARP INVESTMENT

CRESTVIEW HILLS, KENTUCKY, November 23, 2011 – The Bank of Kentucky Financial Corporation (the “Company”) (NASDAQ: BKYF), the holding company of The Bank of Kentucky, Inc. (the “Bank”), announced today that it has repurchased the remaining $17 million of outstanding Fixed Rate Cumulative Perpetual Preferred Stock, Series A, issued in February 2009 to the U.S. Department of the Treasury under is TARP Capital Purchase Program.  The Company previously repurchased $17 million in December of 2010 following a successful common equity offering, in which the Company raised approximately $28.1 million, in November of 2010.

 “Prior to the TARP investment during the height of our country’s credit crisis in 2008, The Bank of Kentucky successfully navigated through the tough times by sticking with our proven strategy of providing credit and core banking services to local businesses, organizations, individuals, and families,” stated Robert W. Zapp, the Company’s President and Chief Executive Officer.  “The TARP investment allowed us to continue on this path to grow the Company, maintain strong capital levels and remain profitable, even as we paid $4 million in TARP dividends and weathered the greatest financial challenge in the Company’s history.”

The preferred stock repurchase price includes the final $17 million of the original investment amount, plus approximately $46,000 of accrued and unpaid dividends.  The preferred stock that the Company repurchased for $17 million has a carrying value of $16.957 million (net of a $43,000 unaccreted discount).  As a result of the repurchase, the Company will recognize the accretion of the remaining discount on the repurchased stock as of the date of repurchase. The additional accretion recognized at the date of repurchase will reduce net income available to common stockholders for the fourth quarter of 2010 by $43,000.

A warrant issued in connection with the preferred stock will continue to be held by the U.S. Treasury, giving the U.S. Treasury the right to purchase up to 274,784 shares of the Company’s common stock at a price of $18.56 per share.

About BKFC
BKFC, a bank holding company with assets of approximately $1.624 billion, offers banking and related financial services to both individuals and business customers.  BKFC operates thirty-two branch locations and fifty-four ATMs in the Northern Kentucky market.

Forward-Looking Statements
Certain statements contained in this news release which are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act (the “Act”). In addition, certain statements in future filings by the Company with the Securities and Exchange Commission (the “SEC”), in press releases, and in oral and written statements made by or with the Company’s approval which are not statements of historical fact constitute forward-looking statements within the meaning of the Act. Examples of forward-looking statements include, but are not limited to, projections of revenues, income or loss, earnings or loss per share, the payment or non-payment of dividends, capital structure and other financial items; statements of plans and objectives of the Company or the Company’s management or Board of Directors; and statements of future economic performance and statements of assumptions underlying such statements. Words such as “believes,” “anticipates,” “intends,” and other similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those in such statements. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to, the risks identified in the Company’s filings with the SEC, as well as the following: general economic or industry conditions could be less favorable than expected, resulting in a deterioration in credit quality, a change in the allowance for credit losses, or a reduced demand for credit or fee-based products and services; changes or volatility in the capital markets and interest rates may adversely impact the value of securities, loans, deposits and other financial instruments and the interest rate sensitivity of the Company’s balance sheet as well as the Company’s liquidity; the conditions of the securities markets could change, adversely affecting revenues from capital markets businesses, the value or credit quality of the Company’s assets, or the availability and terms of funding necessary to meet the Company’s liquidity needs; the impact of turmoil in the financial markets and the effectiveness of governmental actions taken in response, such as the U.S. Treasury’s Troubled Asset Relief Program, and the effect of such governmental actions on the Company, the Company’s competitors and counterparties, financial markets generally and availability of credit specifically, including potentially higher Federal Deposit Insurance Corporation (“FDIC”) premiums arising from increased payments from FDIC insurance funds as a result of depository institution failures; changes in the extensive laws, regulations and policies governing financial services companies, including the Dodd-Frank Wall Street Reform and Consumer Protection Act and any regulations promulgated thereunder, could alter the business environment or affect operations for the Company or the Bank; the potential need to adapt to industry changes in information technology systems, on which the Bank is highly dependent, could present operational issues or require significant capital spending; competitive pressures could intensify and affect the Bank’s profitability, including as a result of continued industry consolidation, the increased availability of financial services from non-banks, technological developments or bank regulatory reform; and acquisitions may not produce revenue enhancements or cost savings at levels or within timeframes originally anticipated, or may result in unforeseen integration difficulties.

Such forward-looking statements are meaningful only on the date when such statements are made, and the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such a statement is made to reflect the occurrence of unanticipated events.

For more information contact:

Martin Gerrety
Executive Vice President and CFO
(859) 372-5169
mgerrety@bankofky.com